Earnings News
Investor Relations Department Phone: 1-866-317-4677 www.arotech.com

FOR IMMEDIATE RELEASE

AROTECH CORPORATION REPORTS 45% INCREASE IN REVENUES FOR THE FIRST QUARTER, 2005

Company reconfirms 2005 guidance for at least 25% revenue growth and triple adjusted EBITDA compared to 2004

Auburn, Alabama, May 11, 2005 - Arotech Corporation (NasdaqNM: ARTX), a provider of quality defense and security products for the military, law enforcement and security markets, today reported results for the quarter ending March 31, 2005.

Revenues for the first quarter, 2005, reached $10.4 million, an increase of 45% over the corresponding period in 2004.

For the quarter, Arotech recorded negative adjusted EBITDA of $356,217, compared to negative adjusted EBITDA of $680,718 for the corresponding period in 2004. Arotech’s EBITDA was attributable to a seasonally weaker first quarter, as previously guided by the Company. Arotech believes that information concerning EBITDA enhances overall understanding of its current financial performance. Arotech computes EBIDTA, which is a non-GAAP financial measure, as reflected in the table below.

Net loss for the quarter before a deemed dividend to certain shareholders was $2.5 million, or ($0.03) per share, compared to a net loss of $2.5 million, or ($0.04) per share, in the corresponding period last year. Net loss is primarily due to non-cash charges associated with acquisitions and financings.

“During the quarter, we made solid progress towards achieving our 2005 goals,” said Robert S. Ehrlich, Chairman and CEO of Arotech Corporation. “Our product divisions each recorded significant revenue increases over the year ago quarter and continued to focus on enhancing their portfolios for future growth. The quarter was highlighted by the award of a new $24 million IDIQ zinc-air battery contract from the U.S. Army,” added Ehrlich.

“Our backlog remains strong and we continue to maintain our outlook for substantial growth from existing operations in 2005, while remaining focused on prospective strategic acquisitions that will significantly contribute to our operating results,” concluded Ehrlich.

Backlog

The Company’s backlog stood at $21.7 million at the end of the quarter.

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Guidance

For the full year, 2005, Arotech reiterates its guidance for at least 25% revenue growth compared to the previous year. Adjusted EBITDA from existing operations is projected to triple, primarily reflected in a stronger second half of 2005, compared to 2004.

For the second quarter 2005, revenues are expected to increase by over 30% compared to the second quarter of 2004. The Company expects adjusted EBITDA to be breakeven or above for the quarter.

Conference Call

Arotech Corporation will hold a conference call to discuss its first quarter 2005 results, today, Wednesday May 11, 2005, at 10:00 a.m. ET. Those wishing to take part in the conference call should call 1-866-550-6338 (US) or +1-850-521-5100 (international) a few minutes before the 10:00 a.m. ET start time. In addition, a replay option will be available from Wednesday, May 11, 2005 at 2:00 p.m. ET until Tuesday, May 17, 2005 at 11:00 p.m. ET. The replay telephone number is 1-888-203-1112 (US); +1-719-457-0820 (international). The replay passcode is: 4276913.

Results for the First Quarter

Revenues for the quarter ended March 31, 2005 increased to $10.4 million as compared with $7.2 million for the corresponding period of 2004. This increase is attributed to an increase in sales across all three divisions.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA), adjusted to eliminate certain non-cash charges described below and in the table below, for the quarter ended March 31, 2005 was negative $356,000 as compared with a negative adjusted EBITDA of $681,000 for the corresponding period of 2004. Arotech believes that information concerning adjusted EBITDA enhances overall understanding of its current financial performance and its progress towards cash-flow break even and toward GAAP profitability. Arotech computes adjusted EBITDA, which is a non-GAAP financial measure, as reflected in the table below.

Net loss before a deemed dividend to certain shareholders from continuing operations for the quarter ended March 31, 2005 was $2.5 million or ($0.03) per share as compared with a net loss of $2.5 million or ($0.04) per share for the corresponding quarter of 2004.

Net loss attributable to shareholders of common stock (after a deemed dividend to certain shareholders) for the quarter ended March 31, 2005 was $2.5 million or ($0.03) per share as compared with net loss per share of $3.7 million or ($0.06) per share for the corresponding period of 2004.

Cash Position at Quarter End

Cash-on-hand and cash equivalents, restricted collateral deposits and other restricted cash, and available-for-sale marketable securities at March 31, 2005, stood at $2.7 million in cash, $7.0 million in restricted collateral securities and cash deposits due within one year (reserved for payment in connection with the earnout contracted in Arotech’s acquisition of FAAC), $4.0 million in long-term restricted securities and deposits, and $136,000 in available-for-sale marketable securities, as compared with $6.7 million in cash, $7.0 million in restricted collateral securities and restricted held to maturity securities due within a year, $4.0 million in long-term restricted deposits, and $136,000 in available-for-sale marketable securities at December 31, 2004.

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Stockholders’ equity at the end of the quarter was approximately $63 million.

About Arotech Corporation

Arotech Corporation is a leading provider of quality defense and security products for the military, law enforcement and homeland security markets, including multimedia interactive simulators/trainers, lightweight armoring and advanced zinc-air and lithium batteries and chargers. Arotech operates through three major business divisions: Armor, Simulation and Security and Battery and Power Systems.

Arotech is incorporated in Delaware, with corporate offices in Auburn, Alabama, and research, development and production subsidiaries in Alabama, Colorado, Michigan, California and Israel.

COMPANY CONTACT:
Kim Kelly, VP Corporate Communications, 1-866-317-4677, kim@arotech.com
Alabama Office: 1-334-502-9001

Except for the historical information herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements, as they are subject to various risks and uncertainties that may cause actual results to vary significantly. These risks and uncertainties include, but are not limited to, risks relating to: product and technology development; the uncertainty of the market for Arotech’s products; changing economic conditions; delay, cancellation or non-renewal, in whole or in part, of contracts or of purchase orders; and other risk factors detailed in Arotech’s most recent Annual Report on Form 10-K, as amended, and other filings with the Securities and Exchange Commission. Arotech assumes no obligation to update the information in this release. Reference to the Company’s website above does not constitute incorporation of any of the information thereon into this press release.

TABLES TO FOLLOW

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AROTECH CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended March 31,
	2005	2004
Revenues	$10,387,445	$7,182,254
Cost of revenues	6,371,874	4,557,220
Gross profit	4,015,571	2,625,034
Research and development	414,678	463,506
Selling and marketing expenses	1,158,820	1,021,084
General and administrative expenses	3,356,412	2,088,136
Amortization of intangible assets and impairment loss	823,088	496,013
Total operating costs and expenses	5,752,998	4,068,739
Operating loss	(1,737,427)	(1,443,705)
Financial expenses, net	(468,855)	(1,078,545)
Loss before minorities interests in earnings of subsidiaries and tax expenses	(2,206,282)	(2,522,250)
Income taxes	(217,264)	4,907
Minorities interests in loss (earnings) of subsidiaries	(32,954)	(546)
Loss from continuing operations	(2,456,500)	(2,517,889)
Deemed dividend to certain stockholders	—	(1,163,000)
Net loss attributable to common stockholders	(2,456,500)	(3,680,889)
Basic and diluted net loss per share from continuing operations	$(0.03)	$(0.04)
Combined basic and diluted net loss per share	$(0.03)	$(0.06)
Weighted average number of shares outstanding	80,102,089	59,406,466

Reconciliation of Non-GAAP Financial Measure

To supplement Arotech’s consolidated financial statements presented in accordance with GAAP, Arotech uses a non-GAAP measure, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), as adjusted to eliminate certain non-cash charges (Adjusted EBITDA). This non-GAAP measure is provided to enhance overall understanding of Arotech’s current financial performance and its progress towards cash-flow break even and toward GAAP profitability. Reconciliation of Adjusted EBITDA to the nearest GAAP measure follows:

ADJUSTED EBITDA
	Three months ended March 31,
	2005	2004
Net loss from continuing operations (GAAP measure)	$(2,456,500)	$(2,517,889)
Add back:
Interest expense (income), net (after deduction of minority interest)	$468,977	$1,080,713
Taxes (after deduction of minority interest)	$201,027	$(4,907)
Depreciation of fixed assets	$298,110	$236,408
Amortization of intangible assets and capitalized research and development expenses	$853,796	$505,176
EBITDA (non-GAAP measure)	$(634,590)	$(700,499)
Add back certain non-cash charges:
Expenses attributed on issuance of shares to consultants and as a donation	$58,560	$15,280
Expenses attributed on issuance of warrants and options to employees, directors and consultants	$87,139	$4,500
Expenses attributed on issuance of shares to employees	$134,100	—
Write down of promissory note	$(1,425)	—
ADJUSTED EBITDA (non-GAAP measure)	$(356,216)	$(680,719)

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